Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of MYnd Analytics, Inc.
26522 La Alameda, Suite 290
Mission Viejo, CA 92691

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-215434 and 333-166394) and on Form S-1 (File Nos. 333-217092, 333-215323 and 333-215397) of MYnd Analytics, Inc. of our report dated December 22, 2016, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Anton & Chia, LLP
Newport Beach, California
December 29, 2017